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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in Azurix Corp.'s Form 10-K of its Annual Report for the year ended December 31, 1999 of our report dated March 12, 1999 on our audit of the consolidated financial statements of Wessex Water Ltd (formerly Wessex Water Plc) as at, and for the year ended, March 31, 1998.





PricewaterhouseCoopers
Chartered Accountants
Bristol, England
29 March 2000